Exhibit 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT, effective as of January 3, 2005 (the "Effective Date"), is made by and between DIGITAL FUSION, INC., a Delaware corporation (the "Company") with its corporate offices at 4940-A Corporate Drive, Huntsville, Alabama 35805, and MICHAEL W. WICKS (the "Executive"), residing at 106 Sharpsburg Drive, Madison, Alabama 35758.

                                   ARTICLE 1
                             BACKGROUND INFORMATION
                             ----------------------

         As to the Effective Date the Company is acquiring Summit Research Corporation, an Alabama corporation, pursuant to that certain Stock Purchase Agreement, dated October 28, 2004, by and between the Company and Executive (the "Purchase Agreement"). As part of the consideration paid to the Executive pursuant to the Purchase Agreement, the Company is issuing to Executive a Convertible Promissory Note dated as of the Effective Date in the original principal amount of $2,700,000 and payable to the Executive (the "Promissory Note"; as used herein, the term "Promissory Note" shall include any and all extensions, amendments, restatements or modifications of the original Promissory
Note). Additionally, as part of the Purchase Agreement, the Company and Executive wish to enter into an employment agreement upon the terms and conditions set forth herein. Therefore, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 2
                              OPERATIVE PROVISIONS
                              --------------------

         Section 2.1 Employment; Term.

         (a) Employment. Subject to the terms and conditions set forth herein, the Company agrees to employ and Executive agrees to serve as the Company's President, Summit Research, a division of Digital Fusion. During the term of employment, Executive shall have such responsibilities, duties and authorities as commensurate with companies of similar size, and additionally, such responsibilities, duties and authorities as may be assigned to the Executive by the Company's President, provided, that, the same is not inconsistent with such position. Executive agrees that he will use his full business time to promote the interests of the Company and its affiliates and to fulfill his duties hereunder. Notwithstanding the foregoing, Executive will contribute approximately $120,000.00 of his direct labor per year in personal billing coverage. Billing coverage is subject to change upon mutual written agreement. Nothing in this Agreement shall however preclude Executive from engaging, so long as, in the reasonable determination of the Company's Board of Directors, such activities do not interfere with the execution of his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by Executive or from serving, subject to the prior approval of the Company's Board of Directors, as a member of boards of directors or as a trustee of any other corporation, association or entity (provided, that, no such prior approval shall be required for any such boards on which Executive shall currently serve). For purposes of the preceding sentence, any approval of the Company's Board of Directors required herein shall not be unreasonably withheld.

         (b) Term. Unless sooner terminated pursuant to Section 2.3, the term of Executive's employment pursuant to this Agreement shall commence on the Effective Date and shall continue thereafter for a period of the later of two years or until the payment in full of all amounts outstanding under the Promissory Note (the "Term"). Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without Cause or Good Reason, as those terms are defined below, at the option of either the Company or Executive.

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         Section 2.2 Compensation. During the employment term under this
Agreement, the Company shall compensate Executive as follows:

         (a) Base Salary. Subject to adjustment as set forth below, the Company will pay Executive while he is employed hereunder, an annualized base compensation of not less than One Hundred Sixty Thousand ($160,000.00) per year, payable in substantially equal semi-monthly installments, or more frequently in accordance with Company's usual payroll policy (the "Base Salary").

         (b) Performance Bonus. Executive shall be entitled to a quarterly cash incentive bonus based upon the Compensation Committee's approved performance objectives. Such bonus compensation shall be based, in part, on the achievement of performance criteria established by the Compensation Committee, including criteria relating to the profitability of the Company. Both parties shall mutually agree upon a sliding performance scale between $0 and 1/4 of annual salary per quarter.

         (c) Participation in Company Stock Ownership Plan. During the period of Executive's employment, Executive will be entitled to participate in the Company's Stock Option Plan (or such other successor plan), as the Board of Directors or Compensation Committee, in its sole discretion, may determine.

         (d) Benefits. Executive will be eligible to participate in all benefit programs of the Company which are in effect for its senior executive personnel and, to the extent available to executive personnel, its employees generally from time to time.

         (e) Vacation. Executive will be entitled each year to vacation for a period or periods not inconsistent with the normal policy of Company in effect from time to time, but in any event not less than fifteen (15) vacation days each year and to such holidays as may be customarily afforded to its employees by the Company, during which periods Executive's compensation shall be paid in full. Additionally, Executive will be entitled each year to sick leave or personal leave for a period or periods not inconsistent with the normal policy of Company in effect from time to time during which periods Executive's compensation shall be paid in full.

         (f) Reimbursement of Expenses.

               (i) All reasonable travel and entertainment expenses incurred by Executive in the course of fulfilling this Agreement or otherwise promoting the Company and its business shall be reimbursed by the Company. Such reimbursement shall be made to Executive promptly following submission to the Company of receipts and other documentation of such expenses reasonably satisfactory to the Company.

               (ii) In addition to the expenses reimbursable pursuant to paragraph (i) above, the Company shall also pay to Executive a monthly allowance of $125.00 for telephone expenses.


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         Section 2.3 Termination.

         (a) Death and Legal Incapacity. Executive's employment hereunder shall terminate upon Executive's death or legal incapacity.

         (b) Disability. Executive's employment hereunder may be terminated by the Company in the event of Executive's Disability. As used in this Agreement, the term "Disability" shall mean the inability or failure of the Executive to perform the essential functions of the position for which he has been employed by the Company, for more than 90 consecutive days or for shorter periods aggregating more than 150 days in any period of 12 consecutive months, all as determined in good faith by a majority vote of the disinterested members of the Company's Board of Directors. Until such termination occurs, Executive shall continue to receive his Base Salary as then in effect, provided, however, that such salary shall be reduced to the extent of any short-term disability benefits provided to Executive under a short-term disability plan sponsored by the Company.

         (c) For Cause. Executive's employment hereunder may be terminated by the Company for cause ("Cause") upon the occurrence of any of the following events and in accordance with the time periods set forth below:

               (i) Executive's breach of any material duty or obligation hereunder, which breach continues or renews at any time after notice and a reasonable opportunity to desist or otherwise cure has been furnished;

               (ii) Executive is convicted or pleads guilty or nolo contendre to any felony (other than traffic violation) or any crime involving fraud, dishonesty or misappropriation;

               (iii) Executive willfully engages in misconduct that causes material harm to the Company; or

               (iv) The Executive willfully engages in an act that constitutes a conflict of interest with the Company or a usurpation of a business opportunity of the Company, in either case without the prior written approval of the Company's Board of Directors.

         The determination as to whether any of the foregoing Causes has occurred shall be made in good faith by the affirmative vote of at least 75% of the disinterested members of the Company's Board of Directors. No event shall be deemed a basis for Cause unless Executive is terminated therefore within 60 days after such event is known to the Chairman of the Company or if Executive is Chairman, known to the Chairman of any committee of the Board.

         (d) For Good Reason. Executive may terminate his employment hereunder for good reason ("Good Reason") if such termination occurs within sixty (60) days after:

               (i) The Company assigns to Executive any duties or responsibilities inconsistent with Section 2.1, which assignment is not withdrawn within 20 business days after Executive's notice to the Company of his reasonable objection thereto;

               (ii) Executive is relocated more than 40 miles from Huntsville, Alabama without his prior written consent;

               (iii) The Company breaches any material provision of this Agreement and such breach and the effects thereof are not remedied by the Company within 20 business days after Executive's notice to the Company of the existence of such breach; or

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         (iv) The Company breaches any material provision of the Purchase
Agreement or the Promissory Note and such breach and the effects thereof are not remedied by the Company within any applicable notice and cure period (if any) set forth in the Purchase Agreement or Promissory Note.

     (e) Effect of Termination.

         (i) If the Company terminates Executive's employment for reasons other than for Cause, or for Executive's death or legal incapacity, or Disability, or if Executive terminates this Agreement for Good Reason, the obligations of Executive under this Agreement will terminate except that the covenants contained in Section 2.4(a) shall continue indefinitely, and the obligations in this section shall continue pursuant to their terms. In such event, for a period of six (6) months after the date of Executive's termination, the Company shall pay Executive, in accordance with customary payroll procedures, Executive's Base Salary as then in effect and, in addition, any Performance Bonus that Executive would have earned in the year he was terminated, prorated as of the date of termination. For such six-month period, the Company shall continue to provide medical coverage to Executive under substantially the same terms as were in effect on the date Executive's employment terminated under this provision. Additionally, any and all vested options, warrants or other securities awarded to Executive pursuant to the Company's Stock Option Plan or any other similar plan or other written option agreement shall, as of the date of Executive's termination, immediately vest and become exercisable and all such vested options, warrants or other securities shall remain exercisable by Executive for the duration of the period during which the options, warrants or other securities would have remained exercisable if Executive had remained employed by the Company. The amounts paid to Executive under this paragraph shall not be affected in any way by Executive's acceptance of other employment during the six-month period described above.

         (ii) Except as otherwise provided herein, if Executive terminates his employment for any reason other than Good Reason or Executive's employment is terminated for Cause, the obligations of Executive and the Company under this Agreement will terminate except that the covenants of Executive contained in
Section 2.4(a) shall continue indefinitely and the covenants of Executive contained in Section 2.4(d) shall continue until the first anniversary of the date of Executive's termination. In such event, Executive shall be entitled to receive only the compensation hereunder accrued and unpaid as of the date of Executive's termination.

         (iii) If Executive's employment terminates due to a Disability, as defined in Section 2.3(b), the obligations of Executive under this Agreement will terminated except that the covenants in Section 2.4(a) shall continue indefinitely. In such event, for a period of one year after the date of Executive's termination, the Company shall pay Executive, in accordance with customary payroll procedures, Executive's Base Salary as then in effect, provided, however, that the payment of such salary shall be reduced to the extent of any long-term disability benefits provided to Executive under a long-term disability plan sponsored by the Company. The vesting and exercise of any and all options, warrants or other securities awarded to Executive pursuant to the Company's Stock Option Plan or any other similar plan shall be governed by the terms of such plan, or if awarded pursuant to a written option agreement, then the terms of such agreement.

         (iv) No amount payable to Executive pursuant to this Agreement shall be subject to mitigation due to Executive's acceptance or availability of other employment.

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         (f) Promissory Note. Notwithstanding anything herein to the contrary, if Executive's employment with the Company is terminated by the Company for any reason whatsoever, other than Disability or for cause, prior to the payment in full of all obligations under the Promissory Note, then the restrictions in
Section 2.4(d) hereof shall terminate immediately.

         Section 2.4 Restrictive Covenants; Non-Competition.

         The parties hereto recognize that Executive's services are special and unique and that the level of compensation and the provisions herefor for compensation are partly in consideration of and conditioned upon Executive's not competing with the Company.

         (a) Except as otherwise permitted hereby, or by the Company's Board of Directors, Executive shall treat as confidential and not communicate or divulge to any other person or entity any information related to the Company or its affiliates or the business, affairs, prospects, financial condition or ownership of the Company or any of its affiliates (the "Information") acquired by Executive from the Company or the Company's other employees or agents, except
(i) as may be required to comply with legal proceedings (provided, that, prior to such disclosure in legal proceedings Executive notifies the Company and reasonably cooperates with any efforts by the Company to limit the scope of such disclosure or to obtain confidential treatment thereof by the court or tribunal seeking such disclosure) or (ii) while employed by the Company, as Executive reasonably believes necessary in performing his duties. Executive shall use the Information only in connection with the performance of his duties hereunder, and not otherwise for his benefit or the benefit of any other person or entity. For the purposes of this Agreement, Information shall include, but not be limited to, any confidential information concerning clients, subscribers, marketing, business and operational methods of the Company or its affiliates and its affiliates' clients, subscribers, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company. Excluded from Executive's obligations of confidentiality is any part of such Information that: (i) was in the public domain prior to the date of commencement of Executive's employment with the Company or (ii) enters the public domain other than as a result of Executive's breach of this covenant. This Section 2.4(a) shall survive the expiration or termination of the other provisions of this Agreement.

         (b) Executive shall fully disclose to the Company all discoveries, concepts, and ideas, whether or not patentable, including, but not limited to, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto (collectively, "Inventions") concerning or relating to the business conducted by the Company and concerning any present or prospective activities of the Company which are published, made or conceived by Executive, in whole or in part, during Executive's employment with the Company.

         (c) Executive shall make applications in due form for United States letters patent and foreign letters patent on such Inventions at the request of the Company and at its expense, but without additional compensation to Executive. Executive further agrees that any and all such Inventions shall be the absolute property of Company or its designees. Executive shall assign to the Company all of Executive's right, title and interest in any and all Inventions, execute any and all instruments and do any and all acts necessary or desirable in connection with any such application for letters patent or to establish and perfect in the Company the entire right, title, and interest in such Inventions, patent applications, or patents, and shall execute any instrument necessary or desirable in connection with any continuations, renewals, or reissues thereof or in the conduct of any related proceedings or litigation.

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         (d) During Executive's employment with the Company and for a period of one (1) year after the earlier of the expiration date of this Agreement or the termination of Executive's employment hereunder by the Company for Cause or by Executive (other than for Good Reason) or subsequent to a Change in Control, as hereinafter defined:

               (i) Executive will not, directly or indirectly, engage in, own or control an interest in (except as a passive investor in publicly held companies and except for investments held at the date hereof) or act as an officer, director, or employee of, or consultant or adviser to, any entity located in any state in which the Company provides or has provided its services or products (the "Covered Area"), that competes, directly or indirectly, with any of the products or services being offered or actively under consideration for offer during the term of Executive's employment with the Company;

               (ii) Executive will not recruit or hire any employee, independent contractor or vendor of the Company, or otherwise induce such employee, independent contractor or vendor to leave the Company, to become an employee of or otherwise be associated with Executive or any company or business with which Executive is or may become associated; and

               (iii) Executive will not solicit or accept from any customer or account of the Company existing at the time or within 12 months preceding the termination of Executive's employment with the Company, any business of the kind offered or conducted by the Company as of the termination of the Executive's employment with the Company.

         (e) If any portion of the restrictive covenants contained in this
Section 2.4 are held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each county within the Covered Area shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and the largest lesser geographic area determined not to be unreasonable, arbitrary, or against public policy shall remain effective and be specifically enforceable against the Executive.

         (f) Each restrictive covenant on the part of the Executive set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Executive may have, whether fully performed or executory, and the existence of any claim or cause of action by the Executive against the Company whether predicated upon another covenant or provision of this Agreement or otherwise, shall not, unless otherwise allowed by applicable law, constitute a defense to the enforcement by the Company of any other covenant.

         (g) The period of time during which the Executive is prohibited from engaging in the practices identified in this Section 2.4 shall be extended by any length of time during which the Executive is in breach of such covenants.

         Section 2.5 Change of Control.

         In the event of a Change of Control, the following provisions shall apply:

         (a) If, immediately upon a Change of Control or at any time within one
(1) year thereafter, Executive is no longer employed by the Company (or any entity to which this Agreement may be assigned in connection with such Change of Control) for any reason other than Executive's death, legal incapacity or Disability, Executive shall be entitled to receive, within 10 days after the termination date, a lump sum payment ("Change of Control Payment") equal to one half the amount of Executive's annual Base Salary then in effect plus any other amounts accrued and unpaid as of the date of termination (i.e., earned bonuses,

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car allowance, unreimbursed business expenses, and any other amount due to
Executive under employee benefit or fringe benefit plans of the Company). Notwithstanding the foregoing, if Executive shall so request, any Change of Control Payment may be paid to Executive in substantially equal monthly installments, or more frequently in accordance with the Company's usual payroll policy. Additionally, any and all options, warrants or other securities awarded to Executive pursuant to the Company's Stock Option Plan or any other similar plan shall, as of the date of Executive's termination, immediately vest and become exercisable by Executive for the duration of the period during which the options, warrants or other securities would have remained exercisable if Executive had remained employed by the Company.

         (b) For purposes of this Section 2.5, a "Change of Control" shall be deemed to occur upon any of the following events:

               (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (i) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of the Company's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board or
          (ii) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board, for the election of directors, for any merger or consolidation of the Company or for any other matter or question.

               (ii) During any period of 12 consecutive months (not including any period prior to the adoption of this Section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 12-month period were members of the Board, and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors.

               (iii) Consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; provided, that, the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

         For purposes of this Section 2.5(b), the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.

         (c) Excise Tax Gross-Up. If Executive becomes entitled to one or more payments (with a "payment" including the vesting of restricted stock, a stock option, or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan or agreement with the Company or any affiliated company (collectively, "Change of Control Payments"), which are or become subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to Executive at the time specified below such amount (the "Gross-up Payment") as

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may be necessary to place Executive in the same after-tax position as if no portion of the Change of Control Payments and any amounts paid to Executive pursuant to this paragraph 5(c) had been subject to the Excise Tax. The Gross-up Payment shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax. For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed: (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the year in which the Gross-up Payment is to be made; and (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been used in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made, the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

         The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Change of Control Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by counsel or auditors selected by the Company and reasonably acceptable to Executive, of the minimum amount of such payments. The Company shall pay to Executive the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

         Section 2.6 No Violation.

         Executive warrants that the execution and delivery of this Agreement and the performance of his duties hereunder will not violate the terms of any other agreement to which he is a party or by which he is bound. Additionally, Executive warrants that Executive has not brought and will not bring to the Company or use in the performance of Executive's responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from the former employer for their possession and use. Executive represents that he is not and, since the commencement of Executive's employment with the Company has not been a party to any employment, proprietary information, confidentiality, or noncompetition non-competition agreement with any of Executive's former employers which remains in effect as the date hereof. The warranties set forth in this Section 2.6 shall survive the expiration or termination of the other provisions of this Agreement.

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         Section 2.7 Breach by Executive.

         Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and that in the event of the breach by Executive of the terms and conditions of this Agreement to be performed by him or in the event Executive performs services for any person, firm or corporation engaged in a competing line of business with Company, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, whether in law or in equity, to, by way of illustration and not limitation, obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Executive, or to enjoin Executive from competing with the Company or, performing services for himself or any such other person, firm or corporation. The Company may obtain an injunction restraining any such breach by Executive and no bond or other security shall be required in connection therewith. The Company and Executive each consent to the jurisdiction of United States Federal District Court for the Northern District of Alabama.

         Section 2.8 Miscellaneous.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns and may not be assigned by Executive.

         (b) This Agreement contains the entire agreement of the parties hereto and supersedes all prior or concurrent agreements, whether oral or written, relating to the subject matter hereof. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought.

         (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA WITHOUT REGARD TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.

         (d) Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, on the date of deposit in the mails, postage prepaid, to the other party at the respective address of such party set forth herein or to such other address as shall have been specified in writing by either party to the other in accordance herewith.

         (e) The provisions of Sections 2.4(a), 2.4(d) and 2.6 and the other provisions of this Agreement which by their terms contemplate survival of the termination of this Agreement, shall survive termination of this Agreement and be deemed to be independent covenants.

         (f) If any term or provision of this Agreement or its application to any person or circumstance is to any extent invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

         (g) Except as specified herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other breach of this Agreement theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded under this Agreement to any party hereto, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other rights or remedies against any other party hereto.

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         (h) It is the intent of the Company that Executive not be required to incur any legal fees or disbursements associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under this Agreement, or
(ii) the enforcement of his rights under this Agreement, including, without limitation by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits to be extended to Executive hereunder. Accordingly, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Executive in connection with the interpretation and/or enforcement of this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company, or any Director, officer, stockholder, or any other person affiliated with the Company in any jurisdiction. The Company shall pay or cause to be paid and shall be solely responsible for any and all reasonable attorneys' and related fees and expenses incurred by Executive under this Section 2.8(h).

         (i) The Background section of this Agreement is hereby incorporated into the Operative Provisions of this Agreement.

         Section 2.9 Indemnification.

         The Company agrees to indemnify Executive to the fullest extent permitted by applicable law, as such law may be hereafter amended, modified or supplemented and to the fullest extent permitted by each of the Company's Restated Certificate of Incorporation and the Company's Restated By-Laws, as from time to time amended, modified or supplemented. The Company further agrees that Executive is entitled to the benefits of any directors and officers' liability insurance policy, in accordance with the terms and conditions of that policy, if such a policy is maintained by the Company.





                           [Signature page to follow.]

                    [Signature page of Employment Agreement.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

                                    COMPANY:
                                    --------
                                    DIGITAL FUSION, INC.



                                    By:    /s/ Gary S. Ryan
                                        -------------------------------------
                                    Its:  President



                                   EXECUTIVE:
                                   ----------


                                   /s/ Michael W. Wicks
                                   ------------------------------------------
                                   Michael W. Wicks



                                       11